Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

This Third Amendment to Amended and Restated Convertible Promissory Note (this “Amendment”) by and between AgeX Therapeutics Inc., a Delaware corporation (“Borrower”) and a company incorporated in the Isle of Man with company number 018008V and its registered office at 1st Floor Viking House, St Pauls Square, Ramsey, Isle of Man, IM8 1GB (“Lender”) is effective as of June 2, 2023 (“Effective Date”).

WHEREAS, Borrower and Lender entered into the Amended and Restated Convertible Promissory Note, dated February 9, 2023 (as modified by that certain First Amendment to Amended and Restated Convertible Promissory Note, dated as of March 13, 2023 and that certain Allonge and Second Amendment to Amended and Restated Convertible Promissory Note, dated as of May 9, 2023, the “Note”);

WHEREAS, pursuant to the Allonge and Second Amendment to Amended and Restated Convertible Promissory Note, dated as of May 9, 2023, the Lender agreed to increase the Incremental Commitment by $4,000,000 (the “Second Amendment Commitment” and any Advances issued thereunder “Second Amendment Commitment Advances”);

WHEREAS, Borrower and Lender wish to amend the Note in order to clarify certain terms applicable to the Second Amendment Commitment Advances, which modifications are intended to be effective as of the Second Amendment Effective Date, subject to the satisfaction of the conditions set forth in Section 4 hereof.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and Lender agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Note.

2. Amendments to the Note. Effective as of the Second Amendment Effective Date, the Note shall be amended as follows:

(a)	Notwithstanding anything in the Note to the contrary, Lender and Borrower agree that Borrower has no obligation to provide Warrants (pursuant to Section 3.4 of the Note or otherwise under any Loan Document) to Lender with respect to the Second Amendment Commitment Advances.

(b)	the definition of Incremental Availability Period is hereby amended and restated in its entirety to read as follows:

“Incremental Availability Period” means (i) with respect to Incremental Commitments pursuant to clause (i) of the definition thereof, the period starting on the Restatement Date and ending on the date falling three (3) calendar months after the Restatement Date and (ii) with respect to Incremental Commitments pursuant to clause (ii) of the definition thereof, October 31, 2023 (as may be extended by the Lender in its sole discretion) or, if earlier, on the date a Qualified Offering is consummated by the Borrower as contemplated by Section 7.

(c)	the definition of “Reverse Financing Condition” is hereby amended and restated in its entirety to read as follows:

“Reverse Financing Condition” means the consummation by Reverse of debt or equity financing with net cash proceeds in excess of $15,000,000 on or before June 20, 2023.

3. Conditions Precedent to Amendment. The satisfaction (or waiver in writing by the Lender) of each of the following shall constitute conditions precedent to the effective of this Amendment.

(a)	The Lender shall have received this Amendment duly executed by the parties hereto.
(b)	The Second Amendment Effective Date shall have occurred.

4. Limited Effect; Reaffirmation. The Borrower hereby (i) acknowledges and reaffirms its obligations as set forth in each Loan Document, (ii) agrees to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document, which remain in full force and effect (in the case of the Note, as amended by Section 2 hereto), and (iii) ratifies, confirms and reaffirms that the security interest granted to the Lender pursuant to the Loan Documents in all of their right, title and interest in all then existing or thereafter acquired or arising Collateral in order to secure prompt payment and performance of the obligations of the Borrower under the Note and the Loan Documents (collectively, the “Obligations”) is continuing and is unimpaired and continues to constitute a first priority security interest in favor of the Lender with the same force, effect and priority in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the date hereof. The Borrower acknowledges and reaffirms that the Lender’s security interest in the Collateral has attached and continues to attach to all such Collateral and no further actions taken on or immediately prior to the date hereof, on the part of the Lender or the Borrower, is necessary to continue such security interest. The amendment contained herein shall not be construed as a waiver or amendment of any other provision of the Note or the other Loan Documents.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the Borrower and Lender and the Guarantors, and each of their respective successors and assigns.

6. Loan Document. This Amendment shall constitute a “Loan Document” for all purposes under the Note and the other Loan Documents.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

8. Further Assurances. Borrower agrees to take such actions requested by Lender as are necessary or desirable to further evidence the modifications set forth in this Amendment, including, without limitation, issuing an amended and restated note or amending other Loan Documents to give effect to or facilitate such modifications if requested by Lender.

9. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Borrower:		Lender:

AgeX Therapeutics Inc., a Delaware corporation		Juvenescence Limited, an Isle of Man company

By:	/s/Andrea Park	By:	/s/Denham Eke
	Andrea Park, CFO		Denham Eke, Director

Signature Page to Third Amendment